EXHIBIT 23
                                                                      ----------


                          INDEPENDENT AUDITOR'S CONSENT




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-09385, 333-09409, 333-43481) of our report detail dated May 6, 2004, relating to the consolidated financial statements of Classic Bancshares, Inc. and subsidiaries as of March 31, 2004 and for the year ended, which report appears in the registrant's annual report on Form 10- KSB.



/s/ Crowe Chizek and Company LLC


Louisville, Kentucky
June 29, 2004

                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09385, 333-09409, and 333-43481) of our report dated June
5, 2003, relating to the consolidated financial statements of Classic Bancshares, Inc. and subsidiaries as of March 31, 2003 and 2002 and for each of the years in the two-year period ended March 31, 2003, which report appears in the Annual Report on Form 10-KSB of Classic Bancshares, Inc. for the fiscal year ended March 31, 2004.



/s/ Smith, Goolsby, Artis & Reams, P.S.C.


Ashland, Kentucky
June 23, 2004